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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:          Mr. Dennis Stone
                  Chief Executive Officer
                  (972) 243 - 7000


                   DAVIS INSTRUMENTS AND INOTEK TECHONOLOGIES
                        SIGN DEFINITIVE MERGER AGREEMENT

BALTIMORE, MD and DALLAS, TX - May 15, 2001 - Davis Instruments, LLC and INOTEK Technologies, Inc. (NASDAQ: INTK.OB) announced today that they have entered into a definitive merger agreement in which Davis Instruments will acquire all of the outstanding shares of INOTEK. Under the terms of the agreement, INOTEK's shareholders will receive $0.65 in cash for each share of INOTEK stock they own. The aggregate purchase price is approximately $3.2 million.

INOTEK, a Delaware Corporation based in Dallas, Texas, provides end-users and engineering contractors with product sales and calibration/repair servicing of process controls and instrumentation, information management products, and test and measurement equipment. INOTEK also operates regional locations in Charlotte, North Carolina; Chicago, Illinois; Denver, Colorado; Houston, Texas; Kansas City, Missouri; and Tulsa, Oklahoma. INOTEK has 66 employees and trailing four-quarter revenues of approximately $18 million.

The merger is subject to customary closing conditions and governmental approvals, and the merger agreement is not subject to any financing condition. The boards of directors of each company have approved the acquisition unanimously. INOTEK's Chairman, Neal Young, and two other shareholders, who together own approximately 69% of INOTEK's outstanding common stock, have executed written consents approving the merger and granted irrevocable proxies to Davis supporting the transaction.

"We expect the combined strength of Davis and INOTEK to provide tremendous value to our combined customer base," stated Davis Instruments' CEO Lee Rudow. "The acquisition will benefit INOTEK's current customers, as the combined companies can provide a much broader product offering and increased calibration service capabilities. The acquisition will also provide opportunities to achieve operational efficiencies that otherwise would not be realized by either company operating independently."

"The acquisition of INOTEK now provides Davis Instruments the ability to extend its product and services reach nationally," said Rudow. "This acquisition presents Davis with a most promising opportunity to lead the national calibration services and asset management marketplace."



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Neal Young, Chairman of INOTEK Technologies, said: "We are excited to complete this transaction. Our combination with Davis provides great benefits to our shareholders, customers, and employees."

Davis Instruments, LLC, a Baltimore, MD-based limited liability company, is a leader in the distribution, development, manufacture and service of electronic instrumentation that is used principally for measurement, indication and transmission of information. Davis Instruments, founded in 1912, is owned by JPB Enterprises, Inc., a Columbia, MD-based private investment holding company. Additional information about Davis Instruments may be obtained at http://www.davis.com/.

An Information Statement will be filed by INOTEK with the Securities and Exchange Commission (SEC) and distributed to INOTEK's shareholders describing the transaction. Investors and security holders may obtain a free copy of these statements (when filed and available) and other relevant documents on the SEC's web site at: http://www.sec.gov.

This document contains forward-looking statements that are based on Davis Instruments and INOTEK's current expectations, estimates and projections. Words such as "expects," "anticipates," "forecasts," "intends," "plans," "believes," "projects," and "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks and uncertainties and are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that they will prove to be accurate. Actual results and outcomes may vary materially from what is expressed or forecast in such statements. Davis Instruments and INOTEK undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.